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                                                                     Exhibit 5.1

Universal Hospital Services, Inc.
1250 Northland Plaza
3800 West 80th Street
Bloomington, MN 55431-4442


     Re: Registration Statement on Form S-4
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Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4, File No. 333-111606 (the "Registration Statement"), that Universal Hospital Services, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance by the Company of $260,000,000 aggregate principal amount of its 10.125% Senior Notes due 2011 (the "New Notes") in exchange for a like principal amount of outstanding 10.125% Senior Notes due 2011, the issuance of which was not registered under the Securities Act (the "Old Notes"). The New Notes are issuable under an indenture dated as of October 17, 2003 (the "Indenture") between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the New Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee as specified in the Indenture and delivered against surrender and cancellation of a like principal amount of Old Notes in the manner described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinion set forth above is subject to the following qualifications and exceptions:

     (a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors' rights.
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     (b) Our opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

     Our opinions expressed above are limited to the Delaware General Corporation Law and the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Dated: February 23, 2004


                                              Very truly yours,

                                              /s/ DORSEY & WHITNEY LLP



RKC/GCD


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